Exhibit 10.2




                      AGREEMENT FOR FIRM 311(a)(2)

                  TRANSPORTATION OF NATURAL GAS IN THE

                           STATE OF LOUISIANA


                                  BETWEEN

                 LOUISIANA INTRASTATE GAS COMPANY L.L.C.

                                    AND

                        TRANS LOUISIANA GAS COMPANY
                  A DIVISION OF ATMOS ENERGY CORPORATION



                             TABLE OF CONTENTS


Article        Subject                                      Page

 I.          Definitions                                       2

II.          Transportation Service                            5

III.         Facilities                                        7

IV.          Rates                                             8

 V.          Term                                             10

VI.          Notices and Addresses                            11

VII.         General Conditions                               13

VIII.        Miscellaneous                                    13

             Signatures                                       15

             Exhibit  A

             Exhibit  B






                     AGREEMENT FOR FIRM  311(a)(2)

               TRANSPORTATION OF NATURAL GAS IN THE

                       STATE OF LOUISIANA


    THIS AGREEMENT is made and entered into this 22nd day of December, 1997, to be effective as of the Effective Date, by and between LOUISIANA INTRASTATE GAS COMPANY L.L.C., a Louisiana limited liability company, hereinafter referred to as "Transporter" and TRANS LOUISIANA GAS COMPANY, a Division of Atmos Energy Corporation, a Texas and Virginia corporation, hereinafter referred to as "Customer."

                               WITNESSETH:

   WHEREAS, Customer has or will have gas available in Louisiana which is capable of being delivered into Transporter's pipeline system; and
   WHEREAS, Customer desires that Transporter transport gas on its behalf on a firm basis; and
   WHEREAS, Transporter has the ability in its system to move gas from certain parts of Louisiana to Customer or for further transportation to Customer on a firm basis; and
   WHEREAS, Transporter and Customer are of the opinion that the transaction referred to above falls within Section 311(a)(2) of the Natural Gas Policy Act of 1978 (NGPA) and can be accomplished without the prior approval of the Federal Energy Regulatory Commission (FERC), and that such transaction will not cause Transporter to become regulated as a "Natural Gas Company" within the meaning of the Natural Gas Act of 1938, as subsequently amended; and
   WHEREAS, Transporter has on file with the FERC a Statement Regarding Firm Transportation Service under Section 311(a)(2) of the NGPA, and this Agreement is subject to such Statement.
   NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto covenant and agree as follows:

                                ARTICLE I.
                                DEFINITIONS

   Except as otherwise herein provided, the following words and/or terms as used in this Agreement shall have the following scope and meaning:
   1.1 The term "day" shall mean a period of twenty-four (24) consecutive hours beginning and ending at 9:00 a.m. Central Clock Time.
   1.2 The term "month" shall mean the period beginning at 9:00 A.M. Central Clock Time on the first day of the calendar month and ending at 9:00 A.M. Central Clock Time on the first day of the next succeeding calendar month.
   1.3 The term "year" shall mean a period of three hundred sixty-five (365) consecutive days provided, however, that any such year which contains a date of February 29 shall consist of three hundred sixty-six (366) consecutive days.
   1.4 The term "contract year" shall mean one-year periods beginning at 9:00 A.M. Central Clock Time on the Effective Date.
   1.5 The terms "gas" and "natural gas" shall mean natural gas as produced in its natural state whether or not stored or processed prior to delivery, natural gas or any other component thereof that has been previously liquefied and restored to its gaseous state prior to delivery to Customer, gas synthesized or manufactured from oil, naphtha, coal or any other material that meets the quality standards contained in this Agreement and which Transporter elects to deliver in lieu of or commingled with one or more of the types of gas described herein.
   1.6 The term "MCF" shall mean one thousand (1,000) cubic feet of gas as determined on the measurement basis set forth in Article B-1 of Exhibit "B" hereto.
   1.7 The terms "British thermal unit" or"Btu" shall mean the amount of heat required to raise the temperature of one pound of pure water from fifty-eight and five-tenths degrees (58.5)Fahrenheit to fifty-nine and five-tenths degrees (59.5) Fahrenheit.
   1.8  The term "MMBtu" shall mean one million (1,000,000) Btu's.
   1.9 The term "heating value" shall mean the gross number of British thermal units, sometimes hereinafter referred to as Btu's, produced by the combustion at constant pressure of the amount of gas saturated with water vapor which would occupy a volume of one
(1) cubic foot at a temperature of sixty (60) degrees Fahrenheit, under a pressure equivalent to that of thirty (30) inches of mercury at thirty-two (32) degrees Fahrenheit and under gravitational force (acceleration 980.665 cm. per sec. per sec.) with air of the same temperature and pressure as the gas, when the products of combustion are cooled to the initial temperature of the gas and air, and when the water formed by combustion is condensed to the liquid state, and expressed at a pressure base of 15.025 pounds per square inch absolute. Where a chromatograph is used instead of a calorimeter, the gross Btu shall be determined by analysis but shall be on the equivalent basis as above.
   1.10 The term "equivalent quantity" shall mean a quantity of gas of equal heating value as determined by the product of the volumes in cubic feet and the heating value per cubic foot, less Customer's pro rata share of Transporter s compressor fuel and equivalents and use requirements and gas lost and unaccounted for, which shall not exceed 1%, as well as any incremental compressor fuel incurred by Transporter to compress the gas in order to receive the gas at the Points of Receipt or deliver the gas at the Points of Delivery.
   1.11 The term "Points of Receipt" shall mean those points identified on Exhibit "A" as Points of Receipt and such other points as the parties hereto may mutually agree.
   1.12 The term "Points of Delivery" shall mean those points identified on Exhibit "A" as Points of Delivery and such other points as the parties hereto may mutually agree.
   1.13 The term "Statement of Operations" shall mean the most recent Statement of Transporter Regarding Firm Transportation under
Section 311 of the NGPA then on file with the FERC, as such may change from time-to-time pursuant to subsequent filings by Transporter.
   1.14  The term  Effective Date  shall mean July 1, 1997.
   1.15 The term Sales Agreement shall mean that certain Agreement For Natural Gas Service For Distribution and Resale dated October 28, 1991, as amended by amendment of even date herewith, between Customer, as buyer, and Transporter, as seller.
   1.16 The term Intrastate Storage Agreement shall mean that certain Firm Intrastate Storage Agreement of even date herewith, by and between Equitable Storage Company L.L.C. and Customer.
   1.17 The term 311 Storage Agreement shall mean that certain Firm 311(a)(2) Gas Storage Agreement of even date herewith by and between Equitable Storage Company L.L.C. and Customer.
   1.18 The term Intrastate Transportation Agreement shall mean that certain Agreement for Firm Intrastate Transportation of Natural Gas in the State of Louisiana of even date herewith by and between Transporter and Customer.

                                ARTICLE II.
                          TRANSPORTATION SERVICE

   2.1 Commencing on the Effective Date and subject to the provisions of this Agreement and the Statement of Operations
         a. Customer may deliver or cause to be delivered to Transporter for Customer s account a volume of gas on a firm basis up to 80,000 MMBtu per day when combined with the volumes transported under the Intrastate Transportation Agreement
( Demand Quantity ). In the event Customer exceeds 80,000 MMBtu on any given day under the combination of this Agreement and the Intrastate Transportation Agreement, then the Demand Quantity shall be increased to such higher amount for the remaining term of this Agreement.
         b. Transporter shall redeliver or cause to be redelivered to Customer or for Customer s account on a firm basis the volume actually nominated for that day by Customer to be delivered at that Point of Delivery but not to exceed the lesser of (i) the volume specified for such Point of Delivery on Exhibit
 A or (ii) the cumulative total of the volumes then being delivered by Customer or for its account at all Points of Receipt.
         c. Transportation service shall be in accordance with this Agreement and the Statement of Operations which are expressly incorporated herein and shall be followed by Transporter and Customer. In the event of any conflict between this Agreement and the Statement of Operations, the terms and conditions in the Statement of Operations shall control.
         d. Customer, or any assignee of Customer, shall nominate in accordance with the Terms and Conditions of this Agreement and the Statement of Operations the volumes of gas to be delivered at the Points of Receipt (except Point of Receipt Number 10, the Equitable Storage point, unless Customer knows in advance the quantity it desires to deliver at such point) or to be received at the Points of Delivery (except Points of Delivery Number 1, the distribution points, and Number 2, the Equitable Storage point, unless Customer knows in advance the quantity it desires to receive at such points).
   2.2 It is understood and agreed that upon receipt of the gas by Transporter at the Points of Receipt hereunder Transporter shall, subject to Transporter's obligation to redeliver gas as specified in Section 2.1 hereof, have the absolute and unqualified right to treat such gas as its own, including, but not by way of limitation, the right to commingle such gas, to redeliver molecules different from those received, and to treat the molecules delivered in any manner, including the right to process the same, retaining in Transporter and to those claiming under Transporter otherwise than through this Agreement, all right, title and interest to any components obtained by virtue of such processing.
   2.3 Customer and Transporter agree that (i) confirmed transportation volumes under the Intrastate Transportation Agreement shall be the first gas delivered to the Points of Delivery described at Number 1 on Exhibit A , (ii) confirmed transportation volumes under this Agreement shall be the second gas delivered to the Points of Delivery described at Number 1 on Exhibit A , (iii) volumes withdrawn from storage under the Intrastate Storage Agreement shall be the third gas delivered at the Points of Delivery described at Number 1 on Exhibit A , and
(iv) volumes withdrawn from storage under the 311 Storage Agreement shall be the fourth gas delivered to the Points of Delivery described at Number 1 on Exhibit A .
   2.4 Transporter agrees to determine with Customer a method to calculate Customer s peak day and other requirements and to provide a daily tabulation (furnished within 24 hours via fax or other mutually agreeable method) of Customer s estimated natural gas requirements, transportation receipts and deliveries and storage balances. The current methodology utilized for farm taps will be maintained. Customer s gas delivered to the storage Point of Delivery each month will be the differences between the estimates mentioned above and the actual volumes received and delivered. On any day that Customer s confirmed transportation volume for delivery to Transporter under this Agreement and the Intrastate Transportation Agreement exceed the volumes actually physically redelivered to Customer, those excess volumes will be delivered to the storage Point of Delivery (Point of Redelivery under the Intrastate Transportation Agreement) on a no notice basis. Conversely, if the volumes delivered to Customer under this Agreement and the Intrastate Transportation Agreement are less than the requirements of Customer, volumes of Customer s gas will be transported from the storage Point of Receipt (Point of Delivery under the Intrastate Transportation Agreement) to the Points of Delivery (Point of Redelivery under the Intrastate Transportation Agreement) on a no notice basis.

                               ARTICLE III.
                                FACILITIES
   3.1 Transporter and Customer recognize that the facilities and equipment are currently in place in order to provide the service contemplated hereunder. Transporter shall install, own, operate and maintain, or cause the same to be done, at said Points of Receipt and Delivery the meter, instruments, equipment, and surface leases necessary to deliver the gas under this Agreement. Installation and operation of meters, instruments and other measurement equipment shall be in accordance with Article B-I of the General Conditions of Exhibit "B" as determined by Transporter in Transporter's reasonable judgment. Following completion of such equipment and facilities, Transporter shall render to Customer a statement, along with appropriate supporting documentation, showing Transporter's total cost (including without limitation, labor, materials, overhead, and interest) of such surface lease, equipment and facilities including the cost of tapping Transporter's line. All indirect costs, including general overhead, and carrying costs shall be allocated consistent with accounting practices applied to projects for the sole account of Transporter. Within thirty (30) days following receipt of such statement and supporting documentation, Customer shall make payment to Transporter of Transporter's total cost of such surface leases, equipment and facilities as shown on such statement. Equipment and facilities installed by Transporter, together with any buildings erected by it for such equipment, shall be and remain Transporter's property. Transporter and Customer shall not be obligated to install facilities to provide service hereunder nor repair or replace any facilities or equipment to continue service, except with respect to metering equipment utilized for local distribution customers.

                                ARTICLE IV.
                                   RATES
   4.1 Customer shall pay to Transporter a monthly fee equal to the lesser of (i) the sum of a Charge equal to the product of $0.75 per MMBtu times the Demand Quantity applicable for such month under this Agreement, plus a Commodity Fee of four cents
(4) for each MMBtu delivered during that month at the Points of Delivery (except Point of Delivery No. 2, ESC) under this Agreement, or (ii) Transporter s then effective maximum rates for firm 311(a)(2) transportation service. Customer and Transporter, as applicable, shall also make all other payments as required in the Statement of Operations. Transporter shall provide Customer with a copy of each Statement of Operations upon the filing of each such Statement with the FERC.
   4.2 Transporter has the right hereunder to file from time to time with the Commissioner of Conservation of the State of Louisiana ("Commissioner") or the FERC, or both, and/or any successor thereto, whether executive, legislative or regulatory, for any change in the rate provisions prescribed in 4.1 (ii) above or the Statement of Operations. Effective as of the date such change is approved and/or allowed to become effective or otherwise allowed to go into effect, by the appropriate authority or authorities, Customer agrees to abide by the terms and provisions of the Statement of Operations as they were so changed.
   4.3 Transporter and Customer recognize that the fees per MMBtu specified in this Agreement takes into account the Louisiana Natural Gas Franchise Tax of 1% as applied to the business of Transporter represented by this Agreement. Transporter and Customer agree that if the Louisiana Natural Gas Franchise Tax is increased, or if there is levied by law an additional tax, charge or fee other than an income tax, after the effective date of this Agreement, which tax, charge or fee is levied on or measured by sales, the movement of, the value of, or the quantity of the gas delivered to Customer and which tax is payable by Transporter for the right to sell or transport gas and if Transporter lawfully pays such tax, then Customer shall reimburse Transporter for that portion of the tax, charge or fee paid by Transporter which is attributable under generally accepted accounting principles to that part of Transporter's business represented by this Agreement. Customer shall be responsible for all taxes, charges and fees of whatever kind due or payable on the production or gathering of the gas and the transportation of the gas prior to the receipt of such gas by Transporter at the Points of Receipt and subsequent to the delivery of such gas by LIG at the Points of Delivery.
   4.4 Customer shall have the right, at its option, to intervene in any proceeding held to give consideration to any change in the Statement of Operations to oppose any change to the Statement of Operations, and in the case of any change to the Statement of Operations becoming effective, to seek relief therefrom.
   4.5 Customer agrees to reimburse Transporter for fifty percent (50%) of all filing and other fees in connection with this Agreement, that Transporter is obligated to pay to the Commissioner, the FERC or any other governmental authority having jurisdiction. Filing and other fees in connection with this Agreement shall be limited to those fees required to implement, commence and continue transportation under this Agreement.
   4.6 Customer agrees to reimburse Transporter for all charges (except those occurring as a result of Transporter s negligence) that Transporter incurs from other parties in rendering service for Customer, including but not limited to penalties of any kind, imbalance cash outs, whether imposed pursuant to a transportation service agreement, operational balancing agreement or otherwise, which charges are related to the transportation service rendered to Customer by Transporter under this Agreement.
                                ARTICLE V.
                                   TERM
   5.1 This Agreement shall become effective as of the Effective Date and shall remain in full force for a term of five
(5) years and for successive terms of one (1) year. This Agreement may be terminated by either party effective at the end of the fifth contract year or at the end of any subsequent contract year by giving written notice at least six (6) months prior to the end of the appropriate contract year.
   5.2   In the event the Louisiana Public Service Commission
( LPSC ) does not allow Customer to recover in its resale rates to its customers the costs incurred by Customer under this Agreement, the Intrastate Transportation Agreement, the Intrastate Storage Agreement, the 311 Storage Agreement or the Sales Agreement, then Customer may terminate this Agreement upon thirty (30) days prior written notice to Transporter.
   5.3 In the event (i) the LPSC issues an order during the term hereof which requires Customer to unbundle its sales service, or (ii) either the LPSC or market conditions demand or expect Customer to unbundle its sales service, then Customer may elect to reduce its obligation to transport hereunder pro rata to the extent Customer s system is unbundled (up to and including termination of this Agreement by Customer) upon sixty (60) days prior written notice to Transporter. For purposes hereof, unbundle shall mean the separation of sales service from transportation service and the obligation to offer to provide transportation service only to its end users.
     5.4 Each party agrees to pursue any necessary regulatory filings with any governmental or regulatory body having jurisdiction which may be necessary to implement or continue this Agreement.
     5.5 This Agreement is subject to the provisions of Subpart C - Certain Transportation by Intrastate Pipelines of Part 284-Certain Sales and Transportation of Natural Gas under the FERC's Regulations pursuant to the NGPA and the Statement of Operations. Should the FERC or any governmental body with jurisdiction in the premises impose lawful terms and conditions upon the transportation services to be rendered hereunder which shall be deemed to be materially adverse to either Transporter or Customer in their sole judgment reasonably exercised, then that party shall have the right to terminate this Agreement without further obligation to the other party except to redeliver quantities actually accepted at the Points of Delivery, to render reports of volumes transported, to make payments due for transportation services rendered, and to make payments as provided in the Statement of Operations. The party so adversely affected shall provide written notice of the attachment of any such condition and of its election to terminate this Agreement as soon as reasonably possible.
                                ARTICLE VI.
                           NOTICES AND ADDRESSES
     6.1 Notices - All notices are required to be given in writing. Any correspondence provided for in this Agreement shall be deemed sufficiently given when deposited in the United States mail, postage prepaid, and addressed to the respective parties at such address or such other addresses as the parties respectively shall designate by written notice; provided however, any notice to cancel this Agreement shall be sent Certified Mail.

     6.2  Addresses

          A. Notices and Correspondence - Until Customer is otherwise notified in writing by Transporter, notices and payments to Transporter shall be addressed to Transporter at the addresses set forth below or at such other addresses as Transporter may hereafter designate by notifying Customer in writing:
Notices and Correspondence:        Payments:
Louisiana Intrastate               Louisiana Intrastate
  Gas Co. L.L.C.                     Gas Co. L.L.C.
5555 San Felipe Suite 2100         Texas Commerce Bank
Houston, Texas  77056              P. O. Box 200674
Attn:  Transportation and          ABA No. 113000609
       Exchange Department         Account No. 00202825455
                                   Houston, Texas 77216-0674

          B. Payments - Customer agrees to make payment hereunder to Transporter for its account by (1) wire transfer, or
(2) at the address indicated on the monthly billing, or such other address as Transporter may designate in writing to Customer from time to time.
     Until Transporter is otherwise notified in writing by Customer, notices and invoices to Customer shall be addressed to Customer at the address set forth below or at such other address as customer may hereafter designate by notifying Transporter in writing:
     Notices, Correspondence and Invoices:
     Trans Louisiana Gas Company
     P. O. Box 650205
     Dallas, Texas  75265-0205
     Attn: Gas Supply Department

                               ARTICLE VII.
                            GENERAL CONDITIONS
     7.1  This Agreement is subject to Transporter's General
Conditions Applicable to Agreements for 311(a)(2) Transportation of Natural Gas in the State of Louisiana, a copy of which is attached hereto and made part hereof as Exhibit "B."

                               ARTICLE VIII.
                               MISCELLANEOUS
     8.1 Modifications:   No modifications of the terms and
provisions of this Agreement shall be or become effective except by the execution of a supplementary written agreement.
     8.2 Customer's Status:   Customer represents and warrants
that it is a local distribution company in the State of Louisiana and is eligible for service under Section 311(a)(2) of the NGPA.
     8.3 Odorization: It is specifically understood and agreed that Customer is responsible for any and all odorization that is or may be required by any statute, ordinance, rule or regulation, and that Customer shall construct, maintain and operate any facilities required for the performance of this obligation. Customer agrees that Transporter shall not be obliged to odorize the gas transported and redelivered hereunder.
     8.4  Abandonment:   Without admitting to or acquiescing in
the jurisdiction of the Commissioner of Conservation of the State of Louisiana over this Agreement pursuant to the provisions of LSA R.S. 30:555(b) or of any body either State or Federal and reserving rights with respect thereto, Transporter and Customer contract and agree that each party will, in support of any application of the other, seek pregranted approval for the abandonment of service under this Agreement at the termination of this Agreement by the Assistant Secretary of the Department of Natural Resources for the State of Louisiana, or any other body or otherwise successor, either Federal or State, that may have or assert jurisdiction over the service provided under this Agreement. Customer and Transporter confirm to each other that the cessation of service at the termination of this Agreement is an important consideration to each, and to this end, both contract and agree with the other that neither will take any action that may be construed by any regulatory official or body that has jurisdiction as a basis for requiring deliveries of gas by Transporter to Customer after the termination of this Agreement. Both agree that at all times they will take appropriate action, and cooperate with the other, to the end that delivery of gas hereunder may be abandoned at the termination of this Agreement and both agree that the termination of this Agreement, for whatever reason shall constitute authority to abandon service hereunder.
     8.5 The Parties acknowledge that the rates and fees applicable hereunder have been discounted below what would otherwise be appropriate for the type of service to be rendered by Transporter under this Agreement due to (i) the large volume of Customer s gas to be transported hereunder, (ii) the load balancing benefits on Transporter s pipeline because of the system-wide nature of this Agreement, and (iii) the economic situation prevailing in the industry at the time this Agreement is negotiated.
     IN WITNESS WHEREOF, this Agreement is executed effective as of the date and year first above written.
WITNESSES:
/s/ Claude K. Elkins          LOUISIANA INTRASTATE GAS
                              COMPANY L.L.C.

                              By: /s/ M. K. Tate
                              Title: President

WITNESSES:

/s/ J. F. Carnahan            TRANS LOUISIANA GAS COMPANY
                              a Division of Atmos Energy
                              Corporation

                              By:  /s/ Gordon Roy
                              Title:  Vice President


                                 EXHIBIT "A"
                             POINTS OF RECEIPT

                                 Location                    Quantity
                                                             MMBtu/d


1.Existing interconnection between Transporter's
facilities and Tennessee Gas Pipeline Company
located in Section 32, Township 19 South,
Range 19 East, Terrebonne Parish, Louisiana
(1025-40-6/Lirette)                                         10,000


2.Existing interconnection between
Transporter's10,000(1)facilities and Texas Gas
Transmission located in Section 22, Township 2
North, Range 1 East, Rapides Parish,
Louisiana.
(1764-40-3/Bayou Pompey)                                    10,000 (1)


3.Existing interconnection between Transporter's
facilities and Texas Gas Transmission located
in Section 62, Township 14 South, Range 9
East, St. Mary Parish, Louisiana.
(1055-01-1/Franklin)                                        50,000

4.Existing interconnection between Transporter's
facilities and ANR Pipeline Company located in
Section 51, Township 15 South, Range 11 East,
St. Mary Parish, Louisiana.
(1058-01-01/Calumet)                                        50,000

5.Existing interconnection between Transporter's
facilities and Trunkline Gas Company located
in Section 136, Township 4 North, Range 3
West, Rapides Parish, Louisiana.
(1376-40-3/Boyce)                                           10,000

6.Existing interconnection between Transporter's
facilities and Trunkline Gas Company located
in Section 11, Township 15 South, Range 11
East, St. Mary Parish, Louisiana.
(1059-40-8/Calumet/Patterson)                               50,000

7.Existing interconnection between Transporter's
facilities and Texas Eastern Transmission
Corporation located in Section 42, Township 6
South, Range 2 East, St. Landry Parish,
Louisiana.
(1778-01-3/Lawtell)                                         10,000

8. Existing interconnection between Transporter's
facilities and Texas Eastern Transmission
Corporation located in Section 15, Township 11
South, Range 13 East, Iberville Parish,
Louisiana.
(2031-01-9/White Castle)                                    10,000

9.Existing interconnection between Transporter's
facilities and Columbia Gulf Transmission
Company located in Section 77, Township 16
South, Range 15 East, Terrebonne Parish,
Louisiana.
(1063-40-5/Gibson)                                          50,000

10.Existing interconnection between Transporter s
facilities and Equitable Storage Company
L.L.C. in Section 43, Township 12 South, Range
5 East, Iberia Parish, Louisiana.
(Jefferson Island)                                   80,000 under this
                                                     Agreement and the
                                                     Intrastate
                                                     Transportation
                                                     Agreement combined

11.Existing interconnection between Transporter s facilities and Koch Gateway Pipeline Company located in Section 4, Township 7 North, Range
11 West, Sabine Parish, Louisiana.
(Many)                                               Volume as exists
                                                     from time-to-time

12.Existing interconnection between Transporter s
facilities and Transcontinental Gas Pipeline
Corporation located in Section 39, Township 17
South, Range 16 East, Terrebonne Parish, LA.             20,000

13.Existing interconnection between Transporter s
facilities and Nautilus Pipeline Company,
L.L.C. located in Section 45, Township 15
South, Range 10 East, St. Mary Parish,
Louisiana                                                20,000


Note:     (1)  Texas Gas-Franklin
is also Zone SL on Texas Gas and should be utilized during the months of April - November.

Points of Receipt shall include all other points as the parties hereto may mutually agree.



                           POINTS OF DELIVERY

                           Location
                                                           Quantity
                                                           MMBtu/d

1. Those points of interconnection between
Transporter and Customer where gas is
physically taken to serve Customer s actual
gas demand for its distribution systems in
the state of Louisiana.                                 As Required

2. Existing interconnection between
Transporter s facilities and Equitable
Storage Company L.L.C. in Section 43,
Township 12 South, Range 5 East, Iberia
Parish,Louisiana.
(Jefferson Island)                                     30,000 under this
                                                       Agreement and the
                                                       Intrastate
                                                       Transportation
                                                       Agreement combined

3. Existing interconnection between
Transporter's facilities and ANR Pipeline
Company located in Section 51, Township 15
South, Range 11 East, St. Mary Parish,
Louisiana
(1058-01-01/Calumet)                                    20,000

4. Existing interconnection between
Transporter's facilities and
Transcontinental Gas Pipeline Corporation
located in Section 39, Township 17 South,
Range 16 East, Terrebonne Parish,
Louisiana.
(1062-40-9/Humphrey's)                                   20,000(2)

5. Existing interconnection between
Transporter's facilities and Trunkline Gas
Company located in Section 11, Township 15
South, Range 11 East, St. Mary Parish,
Louisiana.
(1059-40-8/Calumet)                                      20,000(2)

6. Existing interconnection between
Transporter's facilities and Texas Eastern
Transmission Corporation located in Section
15, Township 11 South, Range 13 East,
Iberville Parish, Louisiana.
(2031-01-9/White Castle)                                 20,000(1)

7. Existing interconnection between
Transporter's facilities and Mid Louisiana
Gas Company located in Section 37, Township
19 North, Range 4 East, Ouachita Parish,
Louisiana.
(1424-01-7/Sterlington)                                   (3)

8. Existing interconnection between
Transporter's facilities and Southern
Natural Gas Company located in Section 6,
Township 11 North, Range 15 West, DeSoto
Parish, Louisiana.
(1370-40-5/Logansport)                                   (3)

9. Existing interconnection between
Transporter s facilities and Texas Gas
Transmission Corporation  located in
Section 31, Township 4 North, Range 1 East,
Rapides Parish, Louisiana.
(1439-40-5/Pineville)                                    10,000 (1)

10. Existing interconnection between
Transporter's facilities and Texas Gas
Transmission located in Section 62,
Township 14 South, Range 9 East, St. Mary
Parish, Louisiana.
(1055-01-1/Franklin)                                     (2)

11. Existing interconnection between
Transporter's facilities and Tennessee Gas
Pipeline Company located in Section 47,
Township 15 South, Range 10 East, St. Mary
Parish, Louisiana.
(1057-40-5/Centerville)                                  (2)

12. Existing interconnection between
Transporter's facilities and Koch Gateway
Pipeline Company located in Section 126,
Township 13 South, Range 14 East,
Assumption Parish, Louisiana.
(1493-01-9/Napoleonville)                                (2)


Notes: (1) By compression; TransLa to bear fuel expense.
       (2) By displacement.
       (3) Interconnection is currently limited, available only on an as, if and when basis.

Points of Delivery shall include all other points as the parties hereto may mutually agree.


                                EXHIBIT "B"

                            GENERAL CONDITIONS
                               APPLICABLE TO
                  AGREEMENTS FOR 311(a)(2) TRANSPORTATION
                              OF NATURAL GAS
                         IN THE STATE OF LOUISIANA

                  LOUISIANA INTRASTATE GAS COMPANY L.L.C.

                  LOUISIANA INTRASTATE GAS COMPANY L.L.C.
                            GENERAL CONDITIONS
                               APPLICABLE TO
                  AGREEMENTS FOR 311(a)(2) TRANSPORTATION
                              OF NATURAL GAS
                         IN THE STATE OF LOUISIANA



                             TABLE OF CONTENTS

    ARTICLE           TITLE                        PAGE
    B-I         Measurements and Tests              B-1
    B-II        Quality                             B-7


                            GENERAL CONDITIONS
                                ARTICLE B-I
                          MEASUREMENTS AND TESTS

    1. The measurement of gas at each Point of Receipt and Delivery shall be accomplished in accordance with the following:
        (a) The unit of volumes for all purposes of measurement hereunder shall be one (1) cubic foot of gas at a temperature of sixty (60) degrees Fahrenheit and at an absolute pressure of fifteen and twenty-five thousandths (15.025) pounds per square inch absolute. The average atmospheric pressure shall be assumed to be fourteen and seven tenths (14.7) pounds per square inch at the Point(s) of Receipt and at the Point(s) of Delivery.
Whenever conditions of temperature and pressure differ from such standard, conversion of the volume from such conditions to the standard conditions shall be made in accordance with the Ideal Gas Laws corrected for deviation of the gas from Boyle's Law in accordance with the methods and formulas prescribed in the American Gas Association's manual for the determination of supercompressibility factors for natural gas as last amended and superseded.
        (b) The volume of gas transported hereunder shall be measured by an orifice meter with flange type connections installed at the Points of Receipt and at the Points of Delivery; provided, however, that if measurement exists at a Point of Delivery and is by a positive displacement meter, then such meter will be used for measurement of gas delivered at such Point of Delivery. Orifice meters shall be installed, operated and volumes computed in accordance with the American National Standard publication, Orifice Metering of Natural Gas, ANSI/API 2530, and in such amendments and revisions thereto and superseding publications thereof. Differential and static pressure chart cycles shall not exceed eight (8) days.
        (c) The temperature of the gas transported hereunder shall be determined by a recording thermometer continuously used and installed so as to record properly the temperature of the gas flowing through each meter. Temperature chart cycles shall not exceed eight (8) days.
        (d) The specific gravity of the gas shall be determined at the point(s) of measurement by one of the following methods, mutually acceptable to both parties: (1) by means of a properly installed recording gravitometer of standard manufacture utilizing the arithmetical average of the hourly specific gravity recorded each day for computing the quantity of gas for that day,
(2) by an on line chromatograph, (3) by continuous sampling, or
(4) if (1), (2) or (3) is not considered feasible, then by use of a portable specific gravity balance of standard manufacture acceptable to both parties. Such determination to be made at least once every thirty (30) days. If the recording gravitometer fails, then the gravity from the chromatograph or the continuous sampler shall be used if installed and working properly.
        (e) The arithmetical average of the hourly temperature when gas is flowing, the factor for specific gravity according to the latest test therefor and the corrections for deviation from Boyle's Law applicable during each metering period shall be used to make proper computations of gas volumes measured hereunder.
        (f) The heating value of gas, as defined in Paragraph
1.9 of Article I of this Agreement shall, at Transporter's option, be determined at each point(s) of measurement hereunder:
(1) by the use of a spot sample taken during such month to be analyzed on a gas chromatograph, (2) by analysis samples from a continuous gas sampler taken by Transporter and/or its nominee by using an analytical chromatograph, (3) by a recording calorimeter installed by Transporter and/or its designee, (4) by an on line chromatograph installed by Transporter and/or its designee or (5) by application of the methods contained in the American Gas Association publication, Fuel Gas Energy Metering, Gas Measurement Committee Report No. 5, and in such amendments and revisions thereto and superseding reports thereof as recommended by such committee. The heating value however determined shall be converted to the same condition stipulated for the unit of volume in "Article B-I, Paragraph 1.(a)." If an analytical chromatograph is used, such analytical chromatograph shall be of a design and manufacture mutually agreeable to both the Customer and the Transporter. The method of Btu computation for a perfect gas shall be derived from the "Table of Physical Constants of Paraffin Hydrocarbons and Other Compounds" as published in the Gas Processors Association Bulletin 2145-84 and superseding revisions thereof. The analysis shall be complete and individual values in mol percent or fraction of each hydrocarbon compound shall be listed through CH6. The CH7 value shall include the sum of the remaining hydrocarbons in the sample and the designated value for CH7's+ shall be 50% CH7 and 50% CH8 or as determined from an extended chromatograph breakdown. If an on line chromatograph is used the appropriate CH + configuration shall be set from the program choices by an independent spot analysis, the value of which shall be used to select the program choice closest to the actual CH7 + value. The analysis shall further include the mol fraction or percent individually of additional compounds contained in chromatographically measurable quantities contained in the sample. The method to be used for chromatographic analysis shall be that contained in Gas Processors Association publication number 2261-72, GPA Method of Analysis for Natural and Similar Gaseous Mixtures by Gas Chromatography.
        (g) Upon mutual agreement of the parties, other types of Btu per cubic foot measuring devices may be installed, operated and Btu computed in accordance with the manufacturer instructions for same and consistent with industry-accepted practices for transmission Btu per cubic foot measurement.
        (h) Gas samples taken from the pipeline system for purposes of determining or deriving quantitative values that will be used in the computation of gas volume and Btu per cubic foot shall be obtained through use of a probe to be inserted sufficiently beyond the periphery of the internal pipe walls to assure that the gas being drawn for the sample is free of any liquid accumulation from the internal pipe wall.
        (i) If the method for determining chromatographic analysis, as set forth in the GPA publication 2261-72, is revised, both parties agree that this Agreement will be amended accordingly.
        (j) Transporter shall install, own, operate and maintain standard type measuring and testing equipment necessary to measure and test gas transported hereunder and shall keep same accurate and in good repair. Transporter's measuring and testing equipment shall be tested once each month for accuracy. Changing of meter charts, readings, calibrations, tests, repairs and adjustments of Transporter's measuring and testing equipment shall be done only by employees of Transporter, or its designated representatives. Customer, or its designated representative shall, in the presence of an employee of Transporter or Transporter's designated representative, have access to Transporter's measuring and testing equipment at any reasonable time, and shall have the right to witness tests, calibrations and adjustments thereof. All tests scheduled hereunder shall be preceded by reasonable notice to Customer. Upon request of either party hereto for a special test of any meter or auxiliary equipment, but not more often than once every three (3) months, Transporter shall promptly verify the accuracy of same; provided that the cost of such special test shall be borne by the requesting party, unless the percentage of inaccuracy found is more than two percent (2%).
        If, upon any test, any measuring equipment is found to be in error, such errors shall be taken into account in a practical manner in computing the deliveries. If the resultant aggregate error in the computed receipts is not more than two percent (2%), then previous receipts shall be considered accurate. All equipment shall, in any case, be adjusted at the time of test to record correctly. If, however, the resultant aggregate error in computed receipts exceeds two percent (2%) of a recording corresponding to the average hourly rate of gas flow for the period since the last preceding test, the previous recordings of such equipment shall be corrected to zero error for any period which is known definitely or agreed upon, but in case the period is not known definitely or agreed upon, such correction shall be for a period extending back one-half of the time elapsed since the date of the last test, not exceeding a correction period of sixteen (16) days.
        (k) If any meter or auxiliary equipment is out of service or out of repair for a period of time so that the amount of gas delivered cannot be ascertained or computed from the reading thereof, then the gas delivered during such period shall be estimated upon the basis of the best data available, using the first of the following methods which is feasible: (1) by using the registration of any check meter or meters, if installed and accurately registering; or (2) by correcting the error if the percentage of error is ascertainable by calibration tests or mathematical calculations; or (3) by estimating gas volumes on the basis of deliveries during the preceding periods under similar conditions when the equipment was registering accurately, or by other method(s) mutually acceptable to both parties.
        (l) Upon request of Customer, Transporter shall submit its measurement charts and records to Customer for examination, the same to be returned within thirty (30) days. Transporter's measurement charts and records for a given accounting month will be presumed correct if no written objection thereto is served on either party hereto by the other within the twelve (12) month period following any accounting month, but the same shall be retained for a twenty-four (24) month period.
        (m) Customer may install, operate and maintain, at its sole cost, risk and expense, but in the same manner as is required for Transporter's equipment hereunder, check measuring and testing equipment of standard type, provided that the same does not interfere with the operation of Transporter's equipment, but the measurement and testing of gas for purposes of this Agreement shall only be by Transporter's equipment. Transporter shall have the same rights with respect to said check metering and testing equipment of Customer as are granted to Customer with respect to Transporter's metering and testing equipment.
        (n) If it is determined prior to, or as a result of, in-service tests, experience and observation by either Customer or Transporter that pulsations exist that affect the measurement accuracy, then the operator of the facilities agrees to install and operate mechanical dampening equipment necessary to eliminate such pulsations.
       (o) If at any time during the term hereof a new method or technique is developed with respect to gas measurement, or the determination of the factors used in such gas measurement, such new method or technique may be substituted for the method set forth in this Section when, in Transporter's sole discretion, employing such new method or technique is advisable. Transporter shall notify Customer in writing of any such election prior to actually implementing such substitution.

                               ARTICLE B-II
                                  QUALITY

   1. The gas received and delivered at each Point(s) of Receipt and Point(s) of Delivery shall meet the following quality specification:
        (a) Oxygen - The oxygen content shall not exceed one percent (1%) by volume of uncombined oxygen, and the parties shall make reasonable efforts to maintain the gas free from oxygen.
        (b) Hydrogen Sulphide - The hydrogen sulphide content shall not exceed one (1) grain per one hundred (100) cubic feet of gas.
        (c) Total Sulphur - The total sulphur content, including mercaptans and hydrogen sulphide, shall not exceed ten (10) grains per one hundred (100) cubic feet of gas.
        (d) Carbon Dioxide - The carbon dioxide content shall not exceed two percent (2%) by volume.
        (e) Liquids - The gas shall be free of water and other objectionable liquids at the temperature and pressure at which the gas is delivered and the gas shall not contain any hydrocarbons which might condense to free liquids in the distribution system under normal distribution operating conditions (20 psig and 40oF) and shall in no event contain water vapor in excess of seven (7) pounds per one million (1,000,000) cubic feet.
        (f) Dust, Gums and Solid Matter - The gas shall be commercially free of dust, gums, gum forming constituents and other solid matter.
        (g) Heating Value - The gas delivered shall contain a heating content of not less than nine hundred fifty (950) Btu s per cubic foot.
        (h) Temperature - The gas shall not be delivered at a temperature of less than forty degrees (40o) Fahrenheit, and not more than one hundred twenty degrees (120o) Fahrenheit.
        (i) Nitrogen - The nitrogen content shall not exceed three percent (3%) by volume.
        (j) Hydrogen - The gas shall contain no carbon monoxide, halogens or unsaturated hydrocarbons, and no more than four hundred parts per million (400ppm) of hydrogen.
   2. In the event any gas delivered by Customer to Transporter at any Point of Receipt fails to meet the quality specifications set forth above, Transporter may refuse to accept receipt of such gas until Customer or Customer s supplier shall have corrected the quality deficiency.
   3. In the event any gas delivered by Transporter to Customer at any Point of Delivery fails to meet the quality specifications set forth above, Customer may refuse to accept receipt of such gas until Transporter shall have corrected the quality deficiency.


                            END OF EXHIBIT "B"